UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

September 3, 2008
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2008, we reported in Item 5.02 of Vemics, Inc.’s (the “Company”) Current Report on Form 8-K that our Board of Directions approved the grant of stock options under the Vemics, Inc. 2007 Equity Compensation Plan (the “Equity Plan”) to purchase up to 16,469,467 shares of the Company’s Common Stock.  Of that amount, as previously reported, the Board of Directors approved the grant of 9,300,000 shares of the Company’s Common Stock under the Equity Plan to five of the Company’s executive officers and directors.

Upon further reflection and in an attempt to preserve shareholder equity, these five officers and directors have voluntarily and unanimously declined the receipt of these option awards presently.  The Company may in the future determine to re-offer such stock options upon approval of our Board of Directors. The options effected are as follows:

Name	Position	Number of Shares
Fred Zolla	CEO & Chairman	3,250,000
Tom Dorsett	President – Healthcare Solutions	2,250,000
Brian Howell	Chief Technology Officer	1,750,000
Craig Stout,	Interim CFO & COO	1,250,000
Chan Coddington	Director	800,000

Accordingly, these 9,300,000 shares will remain unissued under the Equity Plan presently.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: September 3, 2008	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer